Exhibit 10.12

Contract Number:  DXHZ-JT-20040004

CHINA TELECOM GROUP SYSTEM INTEGRATION CO., LTD.

AND

GUANGZHOU WEIDA COMMUNICATION TECHNOLOGY CO., LTD.

BUSINESS EXPANSION COOPERATION AGREEMENT

August 27, 2004

BUSINESS EXPANSION COOPERATION AGREEMENT

Party A: China Telecom Group System Integration Co., Ltd.

Address: 15th floor, No. 31, Finance Avenue, West City Area, Beijing

Post Code: 100032

Legal Representative: Zhang Xinjian

Party B: Guangzhou Weida Communication Technology Co., Ltd.

Address: the Four of Room 102, Office Building, Science City Area, Development District, Guangzhou

Post Code: 510665

Legal Representative: Li Shunxin

In accordance with the General Principles of the Civil Law of the People’s Republic of China and the Contract Law of the People’s Republic of China, Party A and Party B, adhering to the principles of friendly cooperation, mutual benefit, complementary advantages, and mutual development and through friendly consultation, enter into this “Business Expansion Cooperation Agreement” (“Agreement”) concerning establishing a long-term business expansion cooperative relationship as follows:

Article 1         Scope of Cooperation and Undertakings by the Parties

1.                   The Parties conduct, throughout China and in various fields of trade, cooperation in the expansion, promotion, joint development and application of their businesses.

2.                   Party B agrees that all clauses hereof apply to all branch companies of Party A and any subsidiaries or companies invested by Party A.

3.                   The Parties, adhering to the principles of friendly and pragmatic attitude and mutual benefit, jointly settle all issues occurring during the cooperation.

4.                   Party B agrees to provide Party A and its clients, at the most favored market price for the corresponding period, with quality satellite communications products and relevant services.

5.                   Party B undertakes that the satellite communications products provided by it conform to the corresponding trade standards of China, and have licenses for product use, licenses for operation, and other necessary documents issued by the competent authorities of their trades.

Article 2         Content of Cooperation

Party B provides Party A and its clients with such satellite communications products and services as follows:

1.                   Satellite communications Products:

Party B is in a position to provide Party A and its clients with following products:

Satellite communications terminal;

Fixed station satellite antenna;

Satellite communications channel;

The catalogue and catalogue price of the above satellite communications products are attached hereto as Attachment 1: List of Satellite Communications Products & Catalogue Price (Where there is any adjustment in the catalogue price of products, the adjusted catalogue price shall prevail.  Party B undertakes to notify Party A promptly of such adjustment.).

2.                   Satellite Communications Services:

Party B is in a position to provide Party A and its clients with following services:

Technical support services;

Equipment renting services;

Installation and debugging of equipment;

Maintenance of equipment and network;

Training services;

The detailed content and catalogue price of the above services are attached hereto as Attachment 2: List of Services & Catalogue Price (Where there is any adjustment in the catalogue price of services, the adjusted catalogue price shall prevail.  Party B undertakes to notify Party A promptly of such adjustment.).

3.                   The flow of collaboration of providing clients with products and services by the Parties is attached hereto as Attachment 3.

4.                   Party B shall, at the same when providing Party A with products and services, provide it with licenses for product use and licenses for operation.

Article 3         Price of Products and Services

Party B undertakes to provide Party A with satellite communications products and services (see Attachment 1 and Attachment 2 for such products and services which Party B provide to Party A and its clients), at following ***:

Type	***
Satellite Communications Terminal	***
Fixed Station Antenna	***
Fee for Satellite Communications	***
Equipment Renting	***
Installation of Equipment and Network Maintenance	***

(Remark: contract price = catalogue price  ***)

If Party B conducts unified adjustment in the market price of products and services, Party A and Party B shall consult with each other to re-determine the above ***.

***  Portions of this Article 3 have been omitted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission.

Article 4         Method of Payment

1.                   For any satellite communications equipment to be purchased by Party A from Party B, the Parties shall enter into a Project Contract (“Project Contract”) in accordance with this Agreement. All payments for the equipments shall be made by Party A in accordance with the terms of payment specified in the Project Contract, and Party B shall provide complete and corresponding documents, invoices, certificate of arrival, etc.  The method of payment may refer to the terms as follows:

Advance Payment: After the Parties enter into the Contract, Party A shall pay in advance to Party B ***;

Payment on Arrival: After the arrival of goods, if the conclusion of the inspection of such goods conforms to the requirements of the Contract, and after the Parties sign on the conclusion, Party A shall pay to Party B ***.

Payment on Preliminary Inspection of Operation: After installation, debugging and initial operation of equipment, and the conclusion conforms to the requirements of the Contract, Party A shall organize a preliminary inspection as soon as possible.  If the conclusion of the preliminary inspection conforms to the requirements of the Contract, and after the Parties sign on the preliminary inspection report, Party A shall pay to Party B ***.

Payment on Final Inspection and Acceptance: If the conclusion of the final inspection and acceptance conforms to the requirements of the Contract and the operation, Party A shall pay to Party B ***.

***  Portions of this Article 4, Section 1 have been omitted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission.

2.                   With regard to the equipment and satellite channels, which Party A rent from Party B, Party A shall settle the rental with Party B on a seasonal basis.

Article 5     Confidentiality and Protection of Trademark by the Parties

1.                   Neither party shall create other symbols, which contain the trademark of the other party, without prior written consent of the other party.

2.                   Each Party shall take reasonable measures to avoid any conduct, which may reduce or impair the reputation of the trademark of the other party.

3.                   In the corresponding process of preparation and execution, each Party shall treat any information provided by the other party as confidential information.  The confidential information defined hereunder include any form of proprietary technology, design, plan, report, technical data, data resource, software, documentation, corresponding materials of the Parties, etc.  Each Party shall assume the obligation to maintain strictly the confidentiality of business secret for the other party, and shall not provide the third party, in any form, any confidential information relating to the other party.

4.                   The Parties shall be responsible for maintaining the confidentiality of the concrete content of the cooperation and the Agreement.  Neither party shall disclose, to any third party and in any form, the concrete content thereof, without prior written consent of the other party.

Article 6     Liabilities for Breach of Contract

1.                   If any party hereto unilaterally reject or violate the clauses of the Agreement, without prior written approval of the other party, such party shall be deemed to have breached the Agreement.  The breaching party shall assume the corresponding economic and legal liabilities to the other party.  When a party hereto commit serious breach of the Agreement and causes the failure of fulfillment of the objective of the Agreement, the non-breaching party has right to terminate the cooperative relation and rescind the Agreement by giving five (5) days’ unilateral written notice to the other.

2.                   Should any party be prevented from executing or completely executing the obligations hereunder, due to earthquake, fire, political upheaval or other unavoidable or irresistible causes, neither party shall be held liable to the other party, provided that the affected party shall notify the other party in writing within fifteen (15) workdays after the occurrence of such event of force majeure, otherwise the terms of force majeure hereunder shall fail to apply to the Parties.  Within the reasonable period after the removal of the effect of force majeure, a party or the Parties shall continue to perform the Agreement.

Article 7   Effectiveness and Term of the Agreement

1.                   The term of the Agreement shall be one (1) year, from the date on which the legal representatives or authorized representatives of the Parties sign and seal on the Agreement.

After the expiration, the Parties shall consult with each other to determine whether to renew and complement the Agreement.

2.                   Upon the expiration of the Agreement, if the Parties agree to terminate the Agreement, the Parties shall endeavor to handle carefully and skillfully the matters concerned after the termination of the Agreement, and conclude the legal and economic matters of the departments in respect of the Agreement.  Once the Agreement is terminated, the cooperative relation between two parties shall be terminated promptly, and neither party shall be legally liable to the other party, except for the economic liabilities.

3.                   Without the written approval of the Parties, neither party shall, within the term of the Agreement, unilaterally amend, modify, or terminate the Agreement, nor shall it breach the clauses hereunder.  If there is any matter which is not covered under the Agreement, the Parties may consult with each other to settle such matter and enter into a complementary agreement.  The complementary agreement shall be an integral part of the Agreement, and has the equal effectiveness with it.

4.                   If the contract relating to each project, which Party A or Party B enter into with the end users, breaks the terms agreed upon in the Agreement, the Parties shall confirm such breaks in writing, and such confirmation shall come into effect as the content of the favored terms in the particular project, provided that such content has no retroactivity on other projects.

5.                   If the Agreement is not renewed after the expiration date, the unfulfilled project contract, which Party A enter into with the end users within the term of the Agreement, shall be executed in accordance with the Agreement.

6.                   The clauses of confidentiality and maintenance set forth hereunder shall not be terminated as the result of the termination of the Agreement.

7.                   The Parties agree that, the address for receiving mails of Party A shall be: China Telecom Group System Integration Co., Ltd., 15th floor, No. 31, Finance Avenue, West City Area, Beijing (100032)

Fax number and the person receiving the fax: 010-58501964, Guo Qiusheng

E-mail address and the person receiving the e-mail: guoqsh@ct1000.com, Guo Qiusheng

8.                   The Parties agree that, the address for receiving mails of Party B shall be: Apartment C, 10th floor, Bin He Mansion, No. 1, Che Dao Gou, Hai Dian District, Beijing (100089)

Fax number and the person receiving the fax: 010-68716935, Li Xiangning

E-mail address and the person receiving the e-mail: lixiangning@weidasat.com, Li Xiangning

9.                   Any dispute arising out of the execution of the Agreement shall be settled by the Parties through friendly consultation.  If the dispute cannot be settled through friendly consultation, the Parties shall submit the dispute to Beijing Arbitration Committee for arbitration.  The arbitration award shall be final and binding upon the Parties.  Unless otherwise determined by the arbitration award, the losing party shall assume the expense in arbitration.

10.             The Agreement shall be in four (4) copies, of which two (2) shall be kept by each Party.  Each copy shall be of equal effect.

Article 8    The Attachments

The Agreement includes the following attachments:

Attachment 1: List of Satellite Communications Products & Catalog Price

Attachment 2: List of Services & Catalog Price

Attachment 3: Flow of Collaboration and Way of Contact

The above attachments shall be integral parts of the Agreement, and be of equal effect.

Signatories:

Party A: China Telecom Group System Integration Co., Ltd.

Legal Representative:

(or authorized representative)

Date:  August 27, 2004

Party B: Guangzhou Weida Communication Technology Co., Ltd.

Legal Representative:

(or authorized representative)

Date:  August 27, 2004

ATTACHMENT 1

LIST OF SATELLITE COMMUNICATIONS PRODUCTS & CATALOG PRICE

***

***  This Attachment 1 has been omitted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission.

ATTACHMENT 2

LIST OF SERVICES AND CATALOGUE PRICE

***

***  This Attachment 2 has been omitted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission.

ATTACHMENT 3

FLOW OF COLLABORATION AND WAY OF CONTACT

***

***  This Attachment 3 has been omitted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission.